UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 7488-8111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 21, 2011, Willis Group Holdings Public Limited Company (“Willis”) announced that Grahame J. Millwater, President of Willis and Chairman and CEO of Willis Global will retire to pursue other interests.  Mr. Millwater, who joined Willis as part of its graduate program in 1985 and was appointed President of Willis in 2008, has served the company in many roles of increasing responsibility.

Steve Hearn, who was appointed CEO of Willis Re early this year after serving as head of Willis’ London Market Wholesale Businesses, will, as of January 1, serve as Chairman and CEO of Willis Global in addition to his duties as CEO of Willis Re.  In the retail business, Tim Wright, who was appointed CEO of Willis International in October 2011 after joining the company as Group COO in 2008 will, as of January 1, also oversee Willis UK & Ireland.

In connection with Mr. Millwater’s retirement, Willis, Willis Limited, a subsidiary of Willis and Mr. Millwater’s legal employer, and Mr. Millwater entered into a Compromise Agreement on December 21, 2011.  Pursuant to the Compromise Agreement, Mr. Millwater’s employment will terminate upon his retirement on December 31, 2012 (the “Termination Date”).  The Compromise Agreement provides that Mr. Millwater will resign from all directorship and other positions that he holds with Willis and its subsidiaries with effect at the end of the day on December 31, 2011.  The parties anticipate that Mr. Millwater will provide services to the Company on a reduced basis beginning in February 2012.

Consistent with his continued employment through December 31, 2012, the Compromise Agreement provides for (i) continued payment of base salary and continued participation in employee benefit plans through the Termination Date, (ii) a cash unrestricted annual incentive award for the 2011 fiscal year of £885,000 payable on or around March 31, 2012 and (iii) continued vesting of his outstanding stock options and restricted stock units through the Termination Date.  The Compromise Agreement also provides for full vesting, effective as of the Termination Date, of the outstanding and unvested portion of the stock options granted to Mr. Millwater on May 6, 2008 and May 5, 2009.  In addition, the Compromise Agreement provides, in accordance with Company policy, that because Mr. Millwater is retiring, he will not be required to repay any portion of the annual incentive compensation he was awarded for the 2010 fiscal year.  The Compromise Agreement provides that Mr. Millwater will not receive any additional equity awards.

The Compromise Agreement contains a waiver of claims against Willis and its affiliates as well as confidentiality, non-disparagement and cooperation provisions.  In addition the Compromise Agreement provides that the restrictive covenants contained in Mr. Millwater’s employment agreement and equity award agreements will continue to apply following the Termination Date in accordance with their terms.

The Compromise Agreement provides that Willis Limited and Mr. Millwater will enter into a Consulting Agreement on the date following or as soon as practicable following the Termination Date in the form attached to the Compromise Agreement.  The Consulting Agreement provides that Mr. Millwater will serve as a consultant to Willis Limited for a period of one year following the Termination Date.  Mr. Millwater will receive a consulting fee of £75,000 per month and will be subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality covenants.

In addition, if requested by Willis Limited, the Compromise Agreement provides that Mr. Millwater will be required to execute a Second Compromise Agreement which contains an additional waiver of claims against Willis and its affiliates.

The Compromise Agreement, the Second Compromise Agreement and the Consultancy Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 and are each incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Willis issued a press release on December 21, 2011, announcing Mr. Millwater’s retirement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Compromise Agreement, dated December 21, 2011 between Willis Limited, Wills Group Holdings Public Limited Company and Grahame John Millwater
10.2	Form of Second Compromise Agreement between Willis Limited, Wills Group Holdings Public Limited Company and Grahame John Millwater
10.3	Form of Consultancy Agreement between Willis Limited and Grahame John Millwater
99.1	Press Release, dated December 21, 2011

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS
Exhibit
Number	Description

10.1	Compromise Agreement, dated December 21, 2011 between Willis Limited, Wills Group Holdings Public Limited Company and Grahame John Millwater
10.2	Form of Second Compromise Agreement between Willis Limited, Wills Group Holdings Public Limited Company and Grahame John Millwater
10.3	Form of Consultancy Agreement between Willis Limited and Grahame John Millwater
99.1	Press Release, dated December 21, 2011